UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 2, 2010

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2010, Activision Publishing, Inc. (“Activision Publishing”), a wholly owned subsidiary of Activision Blizzard, Inc. (the “Company”), entered into an amendment to Ann Weiser’s employment agreement with Activision Publishing (the “Amendment”).

Pursuant to the Amendment, the term of Ms. Weiser’s employment with Activision Publishing under her agreement has been extended to August 31, 2012.  On March 7, 2010, Ms. Weiser’s annual base salary will be increased to $550,000 per year, and may be further increased during the term.  Effective March 1, 2010, Ms. Weiser will cease to receive mortgage assistance and related tax reimbursements and, in exchange therefore, Ms. Weiser will receive a payment $81,000.

Further, subject to the approval of the Compensation Committee of the Company’s Board of Directors, Ms. Weiser will receive a grant of 100,000 restricted stock units representing the right to receive shares of the Company’s common stock, which will vest in full on August 31, 2012 and be subject to the terms of the Activision Blizzard, Inc. 2008 Incentive Plan and the Company’s standard forms of employee award agreement.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2010, the Board of Directors of the Company approved an amendment and restatement of the Company’s Amended and Restated By-laws (the “Bylaws”).

Section 2.7 of the Bylaws was amended and restated to provide that, should the Company’s Chief Executive Officer not be present at a meeting of the Company’s stockholders, he or she may designate a person to preside at such meeting in his or her stead.  (The Bylaws previously required the Chief Executive Officer or a President of the Company to preside at all meetings of the Company’s stockholders.)  Sections 2.6(b), 2.10 and 2.12 of the Bylaws were revised in a manner consistent with that change (specifically, references from “presiding officer” were replaced with references to “presiding person”).

The Amended and Restated Bylaws, as amended and restated, are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

3.1           Amended and Restated By-Laws of Activision Blizzard, Inc., as amended and restated as of February 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2010	ACTIVISION BLIZZARD, INC.

	By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Activision Blizzard, Inc., as amended and restated as of February 2, 2010